                              TERMINATION AGREEMENT
                          AND GENERAL RELEASE OF CLAIMS


     1. (a) On or about April 7, 1995, John R. Snedegar ("Snedegar") and StarBase Corporation (the "Company") entered into a letter agreement dated March 31, 1995 (the "Letter Agreement") pursuant to which Snedegar was to perform certain services for the Company in exchange for the compensation set forth in the Letter Agreement.

          (b) The Letter Agreement incorrectly identified the relationship between Snedegar and the Company as an employment relationship as opposed to an independent contractor relationship. Despite the Letter Agreement, at no time subsequent to March 31, 1995 was Mr. Snedegar an employee of the Company.

          (c) The Company made no payments under the Letter Agreement prior to March 31, 1996.

          (d) Effective on March 31, 1996 (the "Effective Date"), Snedegar and the Company orally agreed to terminate the Letter Agreement and to settle and resolve all claims on the basis of the payment by the Company to Snedegar of $280,000.

          (e) On April 22, 1995 and June 6, 1996, the Company paid Snedegar $75,000 and $205,000, respectively, or a total of $280,000 (collectively, the "Payment").

     2. Snedegar and the Company hereby confirm that, effective on the Effective Date, the Letter Agreement was terminated and of no further force and effect, and that neither Snedegar nor the Company had after the Effective Date or has any further rights or obligations under the Letter Agreement.

     3. In exchange for the release of claims confirmed below, Snedegar acknowledges receipt in full of the Payment. Snedegar acknowledges and agrees that he is not entitled to any payments or benefits from the Company other than the payment, and he further acknowledges and agrees that he is not, and has not been, employed by the Company, and that any services performed by him were performed as an independent contractor.

     4. In exchange for the Payment as to which receipt was acknowledged in Paragraph 3, Snedegar and his successors and assigns confirm the release as of the Effective Date of the Company and its shareholders, officers, directors, employees, agents, attorneys, legal successors and assigns from any and all claims, actions and causes of action, whether now known or unknown, which Snedegar now has, or at any other time had, or shall or may have against the Company based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the Effective Date.

     5. Snedegar acknowledges that he has read section 1542 of the Civil Code of the State of California which states:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Snedegar waives any rights that he has or may have under section 1542 to the full extent that he may lawfully waive such rights with respect to this general release of claims.

     6. The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any lawsuit or other action brought to enforce any right arising out of this Agreement.

     7. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreement, whether written or oral. This Agreement may not be altered or amended except by a document signed by the Company and Snedegar.

SNEDEGAR UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST THE COMPANY BY SIGNING THIS AGREEMENT. SNEDEGAR ACKNOWLEDGES THAT HE ENTERED INTO THE ORAL AGREEMENT PRIOR HERETO AND THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE PAYMENT.


Dated: June 27, 1996               _______________________________
                                   John R. Snedegar


Dated: June 27, 1996               StarBase Corporation

                                   By: ____________________________

                                   Its: ____________________________



                                                                               2